Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

HERITAGE DISTILLING HOLDING COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees To Be Paid	Equity	Common stock, par value $0.0001 per share	Other	10,000,000	$0.50	$5,000,000	0.00015310	$765.50
	Total Offering Amounts					$5,000,000	0.00015310	$765.50
	Total Fees Previously Paid							$-
	Total Fee Offsets							-
	Net Fee Due							$765.50

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of shares of common stock, par value S0.0001 per share (“Common Stock”), of Heritage Distilling Holding Company, Inc. (the “Registrant”) as may be issued or issuable resulting from stock splits, stock dividends or similar transactions.

(2)	Represents 10,000,000 shares of Common Stock that are issuable pursuant to a securities purchase agreement, dated January 23, 2024, by and between the Registrant and C/M Capital Master Fund, LP, as Purchase Shares.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low prices for a share of the Registrant’s Common Stock as reported on the Nasdaq Stock Market, LLC on June 12, 2025, which is a date within five business days of the filing of the Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-
Rule 457(p)
Fee Offset Claims	-	-	-	-		-	-	-	-	-
Fee Offset Sources	-	-	-		-						-

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
-	-	-	-	-	-	-